UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   August 27, 2007

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. Costs Associated with Exit or Disposal Activities.

On August 27, 2007, the Board of Directors of The Finish Line, Inc. (the “Company”) approved management’s recommendation to proceed with the closure of the Company’s Paiva store concept.  The Company notified affected employees of this decision on August 27, 2007.  The decision to take this action resulted from a thorough assessment and analysis, which revealed the concept was not demonstrating the potential necessary to deliver an acceptable long-term return on investment.

The Company plans to close all 15 Paiva stores and online business by the end of the third quarter.

The Company anticipates the pre-tax expense associated with the closure of Paiva will approximate $21 million, which primarily consists of approximately $12 million of long-term asset costs, $8 million of lease termination costs and $1 million of inventory write offs.  These costs will be recognized during the second and third quarters of fiscal 2008, but certain cash payments associated with lease termination costs will be paid in later periods over the various remaining lease terms.

Forward-looking Statements

Certain statements contained in the attached press release and this Form 8-K regard matters that are not historical facts and are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended, and the rules promulgated pursuant to the Securities Act of 1933, as amended. These forward-looking statements generally can be identified by use of statements that include words such as “expect,” “anticipate,” “believe,”  “plan,” and other similar words. Forward-looking statements include, without limitation, statements regarding the anticipated timing, number of impacted employees, and pre-tax expenses associated with the closure of the Paiva concept.

Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include, without limitation, the risk that subsequent unanticipated events, including unanticipated costs, may occur in connection with the closure of Paiva.  Additional risk factors that could cause results to differ are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of, and elsewhere, in the Company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2007.

The Company undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 7.01. Regulation FD Disclosure.

On August 27, 2007, the Company issued a press release announcing its intent to close its Paiva store concept.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release issued August 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: August 27, 2007	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Executive Vice-President - Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued August 27, 2007